AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) is entered into this 21st day of December 2012 (“Amendment Effective Date”), by and between U.S. GEOTHERMAL INC., a Delaware corporation, (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”), and amends that certain Purchase Agreement, dated as of May 21, 2012, between the Investor and the Company (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the parties desire to amend the terms of the Agreement as set forth herein;

NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agree as follows:

1.       Amendment and Restatement of Section 1(b). Section 1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“ (b) “Available Amount” means Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate, which amount shall be reduced by the Purchase Amount and Accelerated Purchase Amount actually purchased by the Investor each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.”

2.       No other amendment. Except as expressly set forth above, all other terms and conditions of the Agreement shall remain in full force and effect, without amendment thereto.

3.       Governing law. This Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

4.       Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

THE COMPANY:

U.S. GEOTHERMAL INC.

By: /s/ Jonathan Zurkoff
Name: Jonathan Zurkoff
Title: EVP and Treasurer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President